Exhibit 10.61

EXECUTION VERSION

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

This AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Pledge and Security Agreement”), dated as of October 31, 2008, is made by AIRTRAN AIRWAYS, INC., a Delaware corporation (the “Grantor”), in favor of BANK OF UTAH, as Security Trustee (the “Secured Party”).

W I T N E S S E T H :

WHEREAS, the Grantor has entered into that certain Reimbursement Agreement, dated as of August 12, 2008 (the “Original Reimbursement Agreement”) with Bank of Utah, not in its individual capacity, but solely as Trustee (the “Lender);

WHEREAS, in connection with the Original Reimbursement Agreement, the Grantor and the Secured Party entered into that certain Pledge and Security Agreement, dated as of August 12, 2008 (the “Original Pledge and Security Agreement”);

WHEREAS, the Secured Party is acting on behalf of the Lender and the secured parties under the Other Agreements (as defined herein);

WHERAS, the Grantor and the Lender have amended and restated the Original Reimbursement Agreement in its entirety pursuant to that certain Amended and Restated Revolving Line of Credit and Reimbursement Agreement, dated as of the date hereof (the “Reimbursement Agreement”); and

WHEREAS, as a condition precedent to the consummation of the transactions contemplated by the Amended and Restated Reimbursement Agreement, the Grantor is required to amend and restate the Original Pledge and Security Agreement in its entirety.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor and the Secured Party hereby amend and restate the Original Pledge and Security Agreement in its entirety and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Pledge and Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Appliances” shall mean any and all instruments, equipment, apparatus, parts, appurtenances or accessories used or capable of being used, or intended to be used, in operating or controlling aircraft in flight, including parachutes, communication equipment and other mechanisms installed or attached to aircraft during flight and not a part of an aircraft or engine.

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“Arik Sale and Purchase Agreement” shall have the meaning set forth in the Reimbursement Agreement.

“Collateral” shall have the meaning set forth in Section 2.1 hereof.

“Collateral Account” shall have the meaning set forth in Section 4.7(b) hereof.

“Commission” shall mean the United States Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or if at any time after the execution of this Pledge and Security Agreement such Commission is not existing and performing the duties now assigned to it under applicable law, then the body performing such duties at such time.

“Company” shall mean AirTran Airways 717 Leasing Corporation, a Delaware corporation and a wholly owned subsidiary of the Grantor.

“Credit Documents” shall have the meaning set forth in the Reimbursement Agreement.

“Distributions” shall mean all non-cash dividends paid on Pledged Stock, liquidating dividends paid on Pledged Stock, shares of Pledged Stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to the Pledged Stock.

“Dividends” shall mean cash dividends and cash distributions with respect to the Pledged Stock.

“Equipment” shall have the meaning set forth in Section 2.1(b).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“Fixed Assets” means all fixtures, fittings, appliances, apparatus, machinery, equipment, building and construction materials and other articles of every kind and nature whatsoever (including the intellectual property and technology necessary to operate such assets) and all replacements thereof, now or hereafter affixed or attached to, placed upon or used in any way in connection with the complete and comfortable use, enjoyment, occupation, operation, development and/or maintenance of the real property owned, leased or occupied by the Grantor.

“Flight Equipment” shall mean any aircraft, airframes and engines owned or operated by the Grantor.

“GAAP” shall mean generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied.

“Grantor” shall have the meaning set forth in the preamble hereof.

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“Hangar Property” shall have the meaning of “Collateral” as set forth in that certain Mortgage, Assignment of Rents and Security Agreement, dated of even date herewith, by and between the Grantor and Secured Party.

“Inventory” shall have the meaning set forth in Section 2.1(c).

“Letter Agreement” shall mean that certain Acknowledgement and Agreement dated as of October 12, 2008, by and among the Company, each owner trustee described therein, Wells Fargo Bank Northwest, National Association and the Secured Party.

“Organic Documents” shall have the meaning set forth in Section 4.5.

“Permitted Collateral Liens” shall mean in respect of the Collateral or any item thereof:

(a) Liens existing or securing Indebtedness existing on the date of this Pledge and Security Agreement and identified in Schedule I hereto;

(b) Liens created by this Pledge and Security Agreement and Liens granted on or after the date of this Pledge and Security Agreement in favor of the Secured Party;

(c) possessory Liens imposed by law in the ordinary course of business, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not past due or being contested in good faith by appropriate proceedings provided that such proceedings do not, in the reasonable opinion of the Secured Party, involve any material likelihood of the attachment, sale, forfeiture or loss of any item of Collateral or any interest therein;

(d) Liens (other than Liens arising under ERISA) for taxes, assessments or other governmental charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the Grantor’s books in accordance with GAAP; provided, that such proceedings do not, in the reasonable opinion of the Secured Party, involve any material likelihood of the attachment, sale, forfeiture or loss of any item of Collateral or any interest therein;

(e) Liens on property acquired by the Grantor after the date of this Pledge and Security Agreement by means of a merger or consolidation with or into the Grantor; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Grantor; provided further, however, that the Liens may not extend to any property that is in replacement of other property constituting Collateral; and

(f) any judgment Lien, unless the judgment it secures shall not, within sixty (60) days after the entry thereof, have been discharged, vacated or reversed or the execution thereof stayed pending appeal, or shall not have been discharged, vacated or reversed within sixty (60) days after the expiration of any such stay; provided, that adequate reserves with respect thereto are maintained on the Grantor’s books in accordance with GAAP; and provided further, that any such Lien does not, in the reasonable opinion of the Secured Party, involve any material likelihood of the attachment, sale, forfeiture or loss of any item of Collateral or any interest therein.

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“Pledge and Security Agreement” shall have the meaning set forth in the preamble hereof.

“Pledged Stock” means any and all capital stock or other ownership interest, howsoever evidenced and, whether voting or non-voting, in the Company.

“Receivables” shall mean, in each case, whether constituting an account, chattel paper, document, instrument or general intangible, (a) all accounts receivable; (b) all indebtedness of any Persons arising from the provision of merchandise, goods or services to such Person, including the right to payment of any interest or finance charges and other obligations of such Person with respect thereto; (c) all Liens and property subject thereto from time to time securing or purporting to secure any such indebtedness of such Person; (d) all cash collections and other proceeds thereof, including late charges, fees and interest arising thereon, and all recoveries with respect thereto that have been written off as uncorrectable; (e) all agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness of such Person; (f) all invoices and all rights in all other agreements pursuant to, or under which, any Person is obligated to make payments with respect to those matters listed in subclauses (a) through (e) hereof; and (g) all proceeds with respect to the foregoing.

“Secured Obligations” shall have the meaning of “Obligations” as set forth in the Reimbursement Agreement.

“Secured Party” shall have the meaning set forth in the preamble hereof.

“Securities Act” shall have the meaning set forth in Section 6.2.

“Spare Parts” shall mean any and all parts, appurtenances and accessories of aircraft (other than aircraft engines), of aircraft engines, of propellers (if any) and of Appliances, maintained for installation or use in an aircraft, aircraft engine, propeller (if any) or Appliance, but which at the time are not installed therein or attached thereto, and any replacement or substitute therefor including each of the following: (1) expendables, (2) pipeline spares and other non-capital, rotable airframe and engine components, (3) landing gear and (4) capital units and other parts that will normally last the life of the aircraft, such as spare control surfaces, avionics units and engine accessories.

“Spare Parts Security Agreement” shall mean that certain Spare Parts Security Agreement dated as of August 12, 2008, between the Grantor and the Secured Party.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Secured Party pursuant to this Pledge and Security Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Pledge and Security Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

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SECTION 1.2 Reimbursement Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge and Security Agreement, including its preamble and recitals, have the meanings provided in the Reimbursement Agreement.

SECTION 1.3 UCC Definitions. Unless otherwise defined herein or in the Reimbursement Agreement or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Pledge and Security Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

SECURITY INTEREST

SECTION 2.1 Grant of Security Interest. To secure the payment and performance by the Grantor in full when due of the Secured Obligations, the Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Secured Party and hereby grants to the Secured Party a continuing security interest in all of the Grantor’s right, title and interest in, to and under, the following property (including any portion thereof), whether now owned by or owing to, or hereafter acquired by or arising in favor of the Grantor, and regardless of where located (the “Collateral”):

(a) all of the Pledged Stock, together with Dividends and Distributions payable in respect of such Pledged Stock;

(b) all equipment identified in Schedule II attached hereto and all other equipment of the Grantor, including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto (collectively referred to as the “Equipment”);

(c) all fuel and other inventory in all of its forms of the Grantor, including (i) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) all goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including fuel held by custodians identified in Schedule III and goods in which the Grantor has an interest or right as consignee), and (iii) all goods which are returned to or repossessed by the Grantor, and all accessions thereto, products thereof and documents therefor (all of the foregoing collectively referred to as the “Inventory”);

(d) all Receivables and all rights of the Grantor now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such Receivables;

(e) all Fixed Assets identified in Schedule IV attached hereto and all other Fixed Assets of the Grantor;

(f) all Spare Parts, any substitution or replacement therefor, and any and all service and warranty rights related to the Spare Parts and any claims thereunder;

(g) the Credit Card Agreement; ;

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(h) the Hangar Property;

(i) any and all payment intangibles;

(j) the Arik Sale and Purchase Agreement;

(k) each agreement identified in Schedule VIII attached hereto (including the related ISDA Master Agreement) relating to a Hedging Obligation and all other agreements relating to Hedging Obligations (including the related ISDA Master Agreement) to which the Grantor is a party;

(l) all books, records, writings, data bases, information, purchase agreements, related documentation and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing; and

(m) all products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a) through (l) above, and, to the extent not otherwise included, all payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

Notwithstanding the foregoing, “Collateral” hereunder shall not include (1) in the case of Collateral of the type described in clauses (d), (i) and (l) and service and warranty rights described in clause (f), any general intangibles or other rights arising under any contracts, instruments, licenses or other documents to the extent that the grant of a security interest would (i) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained or (ii) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder, (2) any Flight Equipment or parts installed on or attached to any such Flight Equipment, whether now existing or hereafter acquired, (3) any motor vehicles, (4) buyer-furnished equipment upon being installed on Flight Equipment, including, but not limited to, seats, galleys, avionics, carpet and emergency equipment or (5) any Collateral released in accordance with Section 7.5 hereof. To the extent any such items of property or rights excluded from “Collateral” hereunder by virtue of clause (1) above are specifically assigned a value in any appraisal obtained by the Grantor and presented to the Lender for purposes of Section 2.03(d) or Section 2.03(e) of the Reimbursement Agreement, the Grantor shall, at the request of the Secured Party, use commercially reasonable efforts to obtain the required consents from any such third parties.

SECTION 2.2 The Grantor Remains Liable. Anything herein to the contrary notwithstanding,

(a) the Grantor will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Pledge and Security Agreement had not been executed;

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(b) the exercise by the Secured Party of any of its rights hereunder will not release the Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(c) the Secured Party will not have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Pledge and Security Agreement, nor will the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Without limiting the representations and warranties of the Grantor in any other Credit Document, the Grantor represents and warrants, as of the date of this Pledge and Security Agreement and on each Borrowing Date, to the Secured Party as set forth below.

SECTION 3.1 Pledged Stock. The Pledged Stock is completely and accurately described on Schedule V hereto. All of the Pledged Stock is duly authorized and validly issued, fully paid and non-assessable, and represented by a certificate. The Pledged Stock represents 100% of the issued and outstanding capital stock of the Company and is not subject to any Lien other than the Lien created hereby.

SECTION 3.2 Location; Jurisdiction of Organization; etc. The exact legal name and the chief executive office of the Grantor are set forth in Item A of Schedule VI attached hereto and all Collateral consisting of Inventory, Equipment and fixtures, and any and all books and records relating to the Collateral (whether now owned or hereafter acquired) are (or will be) located at the locations set forth in Item A of Schedule VI and in Schedule III, except as otherwise permitted hereunder. The jurisdiction of the Grantor’s organization is the State of Delaware, and its Delaware registration number is 2350036. The Grantor has no trade names other than those set forth in Item B of Schedule VI attached hereto. During the five years preceding the date hereof, the Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has the Grantor been the subject of any merger or other corporate reorganization. The Grantor’s federal taxpayer identification number is (and, during the four months preceding the date hereof, the Grantor has not had a federal taxpayer identification number different from the one) set forth in Item C of Schedule VI attached hereto.

SECTION 3.3 Ownership, No Liens, etc. The Grantor is the legal and beneficial owner, and has good and marketable title to, the Collateral free and clear of any Lien other than Permitted Collateral Liens. No effective financing statement or other filing similar in effect covering any Collateral is on file in any recording office, including the Federal Aviation Administration, or in the International Registry except those filed in connection with this Pledge and Security Agreement.

SECTION 3.4 Possession of Inventory, etc. The Grantor agrees that it will maintain possession of its goods, instruments and Inventory, other than Inventory (a) held by third Persons in the ordinary course of business and otherwise consistent with past practice, or (b) in the possession or control of a warehouseman, bailee, agent or other Person, in each case on a non-permanent basis (other than a Person controlled by or under common control with the Grantor) and in the ordinary

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course of business and otherwise consistent with past practice. Following the occurrence of and during the continuance of a Specified Default or an Event of Default, the Grantor shall notify each such Person of the security interest created in favor of the Secured Party pursuant to this Pledge and Security Agreement and shall cause each such Person to hold such Inventory subject to the Secured Party’s Lien and use its best efforts to cause such Person to waive any Lien held by it against such Inventory.

SECTION 3.5 Negotiable Documents, Instruments and Chattel Paper. To the extent not delivered to the Secured Party pursuant to this Section 3.5, the Grantor agrees that it will hold in trust and safely keep all original promissory notes or other instruments, negotiable documents or chattel paper evidencing Collateral from time to time in a separate filing cabinet or other suitable location disclosed in writing to the Secured Party. The Grantor shall deliver to the Secured Party possession of all originals of all negotiable documents, instruments and chattel paper constituting Collateral that are owned or held by the Grantor at the date of this Pledge and Security Agreement and agrees that it will, promptly following receipt, deliver to the Secured Party possession of all originals of negotiable documents, instruments and chattel paper constituting Collateral that it acquires after the date hereof if such promissory notes, instruments, negotiable documents or chattel paper in the aggregate exceed $750,000.

SECTION 3.6 Validity, etc. This Pledge and Security Agreement creates in favor of Secured Party a valid security interest in the Collateral securing the Secured Obligations. The Grantor has filed or caused to be filed all statements in the appropriate offices therefor (or has delivered to the Secured Party originals thereof suitable for filing in such offices) and has taken all of the actions necessary to create perfected and first-priority security interests in the applicable Collateral and the security interest of Secured Party has been perfected and is of first priority.

SECTION 3.7 Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required either

(a) for the grant by the Grantor of the security interest granted hereby, the pledge by the Grantor of any Collateral pursuant hereto or for the execution, delivery and performance of this Pledge and Security Agreement by the Grantor;

(b) for the perfection of or the exercise by the Secured Party of its rights and remedies hereunder, except as may be required in connection with a disposition of any securities by laws affecting the offering and sale of securities generally; or

(c) for the exercise by the Secured Party of the voting or other rights provided for in this Pledge and Security Agreement, or, except with respect to any securities issued by Company as may be required in connection with a disposition of such securities by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge and Security Agreement.

SECTION 3.8 Compliance with Laws. The Grantor is in compliance with the requirements of all applicable laws, rules and regulations, the non-compliance with any of which

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would reasonably be expected to materially adversely affect the value of the Collateral, taken as a whole.

SECTION 3.9 Accuracy of Schedules. The Schedules attached hereto provide a materially accurate description, respectively, of all Equipment, Inventory, Spare Parts and Fixed Assets.

SECTION 3.10 Certification. The Grantor is an air carrier certificated under 49 U.S.C. Section 44705.

SECTION 3.11 Spare Parts. No Spare Parts are maintained by, or on behalf of, the Grantor at any location other than a location identified on Schedule VII attached hereto, except to the extent Spare Parts from time to time may be in the possession of vendors or service providers for repair.

SECTION 3.12 ISDA Master Agreements. Schedule VIII attached hereto contains a materially accurate description of all ISDA Master Agreements to which the Grantor or an Affiliate thereof is a party. Each ISDA Master Agreement to which the Grantor or any Affiliate thereof is a party is in full force and effect and no default, “Event of Default”, “Termination Event” or similar circumstance has occurred and is continuing thereunder.

SECTION 3.13 Arik Sale and Purchase Agreement. The Arik Sale and Purchase Agreement is in full force and effect and no default by Arik Air Limited or by the Grantor has occurred and is continuing. Upon delivery of all aircraft to Arik Air Limited and payment in full by Arik Air Limited of the purchase price therefore to Grantor or its designee, this Section 3.13 shall have no further force and effect.

ARTICLE IV

COVENANTS

The Grantor covenants and agrees that, until the Secured Obligations have been satisfied in full, the Grantor will perform, comply with and be bound by the obligations set forth below.

SECTION 4.1 Pledged Stock. The Grantor will cause the Company to provide in its Organic Documents that all securities issued by the Company will be represented by a certificate.

SECTION 4.2 Stock Powers, etc. The Grantor agrees that the Pledged Stock delivered by the Grantor pursuant to this Pledge and Security Agreement will be accompanied by duly executed undated blank stock power, or other equivalent instruments of transfer acceptable to the Secured Party.

SECTION 4.3 Continuous Pledge. The Grantor will at all times keep pledged to the Secured Party pursuant hereto, on a first-priority, perfected basis all investment property, constituting Collateral, all Dividends and Distributions with respect thereto, and all proceeds and rights from time to time received by or distributable to the Grantor in respect of any of the foregoing Collateral.

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SECTION 4.4 Voting Rights; Dividends, etc. The Grantor agrees:

(a) promptly upon receipt of notice of the occurrence and continuance of a Specified Default or an Event of Default from the Secured Party and without any request therefor by the Secured Party, so long as such Specified Default or Event of Default shall continue, to deliver (properly endorsed where required hereby or requested by the Secured Party) to the Secured Party all Dividends and Distributions with respect to investment property and all proceeds of the Collateral, in each case thereafter received by the Grantor, all of which shall be held by the Secured Party as additional Collateral; and

(b) immediately upon the occurrence and continuance of a Specified Default or an Event of Default and so long as the Secured Party has notified the Grantor of the Secured Party’s intention to exercise its voting power under this clause, the Grantor agrees (i) that the Secured Party may exercise (to the exclusion of the Grantor) the voting power and all other incidental rights of ownership with respect to the investment property constituting Collateral, and the Grantor hereby grants the Secured Party an irrevocable proxy, exercisable under such circumstances, to vote such investment property; and (ii) to promptly deliver to the Secured Party such additional proxies and other documents as may be necessary to allow the Secured Party to exercise such voting power.

All Dividends, Distributions, cash payments, and proceeds which may at any time and from time to time be held by the Grantor but which the Grantor is then obligated to deliver to the Secured Party, shall, until delivery to the Secured Party, be held by the Grantor separate and apart from its other property in trust for the Secured Party. The Secured Party agrees that unless a Specified Default or an Event of Default shall have occurred and be continuing and the Secured Party shall have given the notice referred to in this clause (b), the Grantor will have the exclusive voting power with respect to any investment property constituting Collateral and the Secured Party will, upon the written request of the Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Grantor which are necessary to allow the Grantor to exercise that voting power; provided, however, that no vote shall be cast, or consent, waiver or ratification given, or action taken by the Grantor that would impair any such Collateral or be inconsistent with or violate any provision of any Document.

SECTION 4.5 Organic Documents. The Grantor will not amend, supplement or otherwise modify, or permit, consent to or suffer to occur any amendment, supplement or modification of, any terms or provisions contained in, or applicable to, the Grantor’s bylaws or charter (such documents, the “Organic Documents”) or the bylaws or charter of Company if the effect thereof is to impair, or is in any manner adverse to, the rights or interests of the Secured Party hereunder.

SECTION 4.6 As to Equipment and Inventory. The Grantor hereby agrees that it will

(a) cause the Equipment to be maintained and preserved in good repair and working order, ordinary wear and tear excepted, and otherwise consistent with past practice; and forthwith, or in the case of any loss or damage to any of the Equipment, promptly after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end; and promptly furnish to the Secured Party a statement respecting any loss or damage to any of the Equipment; and

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(b) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP have been set aside and which do not, in the reasonable opinion of the Secured Party, involve any material likelihood of the attachment, sale, forfeiture or loss of any such Equipment or Inventory or any interest therein.

Notwithstanding the foregoing, (i) the Grantor may discontinue or suspend those maintenance operations of any Equipment which in its reasonable judgment is no longer necessary or useful in the conduct of its business provided that such discontinuation or suspension is exercised in a manner consistent with past practice, and (ii) unless a Specified Default or Event of Default shall have occurred and be continuing, the Grantor may, in a manner consistent with its past practice and otherwise in the ordinary course of business, employ, move and locate Equipment and Inventory, including, without limitation, the placement of Equipment and Inventory with outside vendors for overhaul and processing in the ordinary course of business and the sale or scrapping of any such items which in the reasonable judgment of the Grantor are no longer used or useful in the conduct of its business.

SECTION 4.7 As to Receivables.

(a) The Grantor shall have the right to collect all Receivables so long as no Specified Default or Event of Default shall have occurred and be continuing.

(b) All proceeds of Collateral received by the Grantor shall be deposited into a deposit account of the Grantor, unless, after the occurrence and during the continuance of Specified Default or Event of Default, the Grantor is otherwise notified in writing by the Secured Party. Following any such notice by the Secured Party to the Grantor pursuant to this clause, all proceeds of Collateral received by the Grantor shall, prior to deposit in a segregated collateral account (the “Collateral Account”) established by the Grantor and the Secured Party, be held separate and apart from, and not commingled with, any other property and in express trust for the benefit of the Secured Party until delivery thereof is made to such Collateral Account, no later than two (2) days after receipt thereof.

(c) Upon creation of such Collateral Account, the Grantor shall take all necessary action to establish the Secured Party’s “control” (as such term is defined in Section 9-104 of the UCC) over the same.

SECTION 4.8 Maintenance of Records. The Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Grantor shall mark its books and records pertaining to the Collateral to evidence this Pledge and Security Agreement and the Liens granted thereby. Following the occurrence and during the continuance of an Event of Default, all chattel paper owned by the Grantor shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Bank of Utah, as security trustee

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on behalf of the Bank of Utah, not in its individual capacity, but solely as trustee, as the Lender under the Amended and Restated Revolving Line of Credit and Reimbursement Agreement.”

SECTION 4.9 As to Spare Parts. The Grantor shall comply, fully and timely, with the agreements and covenants applicable to it under the Spare Parts Security Agreement.

SECTION 4.10 As to Collateral.

(a) Until an Event of Default shall have occurred and be continuing and the Secured Party shall have notified the Grantor of the revocation of such power and authority, the Grantor (i) may in the ordinary course of its business (except to the extent prohibited under any Credit Document), at its own expense, refine, process, store, transport, sell, lease or furnish under the contracts of service any of the Inventory or Equipment normally held by the Grantor for such purpose, and use and consume, in the ordinary course of its business (except to the extent prohibited under any Credit Document), any Inventory or Equipment, including work in process or materials normally held by the Grantor for such purpose and including the use or installation thereof on Flight Equipment, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any Collateral, including the taking of such action with respect to such collection as the Secured Party may reasonably request following the occurrence and during the continuance of an Event of Default or, in the absence of such request, as the Grantor may deem advisable, (iii) may grant, in the ordinary course of business (except to the extent prohibited under any Credit Document), to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral; (iv) may sell or otherwise transfer Collateral in accordance with the terms and conditions of the Reimbursement Agreement and (v) may lease any of the Collateral. The Secured Party, however, may, at any time following the occurrence and during the continuance of a Specified Default or Event of Default, whether before or after any revocation of such power and authority or the maturity of any of the Secured Obligations, notify any parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Secured Party following the occurrence and during the continuance of a Specified Default or Event of Default, the Grantor will, at its own expense, notify any parties obligated on any of the Collateral, to make payment to the Secured Party of any amounts due or to become due thereunder.

(b) Following the occurrence and during the continuance of a Specified Default or Event of Default, the Secured Party is authorized to endorse, in the name of the Grantor, any item, howsoever received by the Secured Party, representing any payment on or other proceeds of any of the Collateral.

(c) The Grantor will not, except upon thirty (30) days’ prior written notice to the Secured Party and delivery to the Secured Party of (a) all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably requested by the Secured Party to maintain the validity, perfection and priority of the security

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interests granted hereunder and (b) if applicable, a written supplement to the Schedules of this Pledge and Security Agreement:

(i) change its jurisdiction of organization or the location of its chief executive office from that identified on Item A of Schedule II; or

(ii) change its name, identity or corporate or organizational structure to such an extent that any financing statement filed by the Secured Party in connection with this Pledge and Security Agreement would become seriously misleading.

(d) The Grantor will not transfer or dispose of any Collateral other than transfers of Inventory or Equipment in the ordinary course of business and as otherwise permitted under this Pledge and Security Agreement, and will not directly or indirectly create, incur, assume or suffer to exist any lien, security interest, charge or encumbrance on or with respect to any part or all of the Collateral, title thereto or any interest therein, except any Permitted Collateral Liens. The Grantor, at its own expense, will discharge or cause to be discharged any such Lien other than a Permitted Collateral Lien.

(e) The Grantor shall promptly notify the Secured Party, in writing, of: (a) any Lien (other than Permitted Collateral Liens) on any of the Collateral which would adversely affect the ability of the Secured Party to exercise any of its remedies hereunder or (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interest granted hereunder.

SECTION 4.11 As to Company. The Grantor shall cause the Company to comply with its obligations under the Letter Agreement.

SECTION 4.12 Reserved.

SECTION 4.13 Further Assurances, etc. The Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will:

(a) from time to time upon the request of the Secured Party, promptly deliver to the Secured Party such stock powers, instruments and similar documents, satisfactory in form and substance to the Secured Party, with respect to such Collateral as the Secured Party may reasonably request and will, from time to time upon the request of the Secured Party after the occurrence and during the continuance of any Event of Default promptly transfer any securities constituting Collateral into the name of any nominee designated by the Secured Party; if any Receivable shall be evidenced by an instrument, negotiable document or chattel paper, deliver and pledge to the Secured Party when and as required hereunder such instrument, negotiable document or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party;

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(b) execute and/or file (or cause to be filed) such financing statements or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Secured Party hereby;

(c) not take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any intercompany note or other instrument constituting Collateral, if any; and

(d) furnish to the Secured Party, from time to time at the Secured Party’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interest hereunder, the Grantor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law. The Grantor agrees that a carbon, photographic or other reproduction of this Pledge and Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

SECTION 4.14 Insurance. The Grantor will maintain, with financially sound and reputable companies, insurance policies insuring the Collateral against loss by fire, explosion, theft, fraud and such other casualties, including business interruption, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities.

ARTICLE V

THE SECURED PARTY

SECTION 5.1 Secured Party May Perform. If the Grantor fails to perform any agreement contained herein, or any act which the Grantor fails to perform after being requested in writing by the Secured Party to perform (it being understood that no such request need be given after the occurrence and during the continuation of an Event of Default), the Secured Party may itself perform, or cause performance of, such agreement or such act, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor within fifteen (15) days of written demand.

SECTION 5.2 Secured Party Has No Duty. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or responsibility for:

(a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any investment property, whether or not the Secured Party has or is deemed to have knowledge of such matters, or

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(b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.3 Reasonable Care. The Secured Party is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, that the Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default but failure of the Secured Party to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

REMEDIES

SECTION 6.1 Certain Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it under any other Credit Document, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable law and also may

(i) require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties, and

(ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days prior notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Secured Party against, all or any part of the Secured Obligations as the Secured Party may determine in its sole discretion.

(c) The Secured Party may:

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(i) transfer all or any part of the Collateral into the name of the Secured Party or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,

(ii) notify the parties obligated on any of the Collateral to make payment to the Secured Party of any amount due or to become due thereunder,

(iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

(iv) endorse any checks, drafts, or other writings in the Grantor’s name to allow collection of the Collateral,

(v) take control of any proceeds of the Collateral, and

(vi) execute (in the name, place and stead of the Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

The Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Pledge and Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge and Security Agreement (including, without limitation, the actions specified in this Section 6.1(c); provided, the Secured Party may only exercise such power and authority during the existence of an Event of Default.

SECTION 6.2 Securities Laws. If the Secured Party shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, the Grantor agrees that, upon request of the Secured Party, the Grantor will, at its own expense:

(a) execute and deliver, and cause the Company and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Secured Party, advisable to register such Collateral under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the reasonable opinion of the Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Commission applicable thereto;

(b) use its best efforts to qualify the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Secured Party;

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(c) cause (or, with respect to any the Grantor which is not a Subsidiary of the Grantor, use its best efforts to cause) each such the Grantor to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

(d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Grantor recognizes that the Secured Party may be unable to effect a public sale of any or all the Collateral referenced in Section 6.2(a) above, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances. The Secured Party shall be under no obligation to delay a sale of any of such Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Grantor would agree to do so.

The Grantor further agrees that a breach of any of the covenants contained in this Section 6.2 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.2 shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Documents or that the Secured Obligations have been satisfied in full.

SECTION 6.3 Compliance with Restrictions. The Grantor agrees that

(a) in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to:

(i) avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or

(ii) obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and

(b) such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Secured Party be liable nor

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accountable to the Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1 Document. This Pledge and Security Agreement is executed pursuant to the Reimbursement Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 7.2 Binding on Successors, Transferees and Assigns; Assignment. This Pledge and Security Agreement shall remain in full force and effect until the Secured Obligations have been satisfied in full, shall be binding upon each of the parties hereto and shall inure to the benefit of the Secured Party and its successors and assigns.

SECTION 7.3 Amendments, etc. No amendment to or waiver of any provision of this Pledge and Security Agreement, nor consent to any departure by the Grantor from its obligations under this Pledge and Security Agreement, shall in any event be effective except by an instrument in writing signed by duly authorized officers of the Grantor and the Secured Party.

SECTION 7.4 Notices. All notices and other communications provided for hereunder shall be delivered in accordance with Section 9.02 of the Reimbursement Agreement.

SECTION 7.5 Release of Collateral. Upon (or at any time after) satisfaction in full of the Secured Obligations or as otherwise contemplated by any of the Credit Documents, the Grantor may direct the Secured Party to execute and deliver to the Grantor an appropriate instrument(s) requested or furnished by the Grantor releasing all of the Collateral from the Lien of this Pledge and Security Agreement and any other applicable Credit Documents, and the Secured Party shall execute and deliver all such instrument(s) and return to the Grantor all Pledged Stock or other investment property delivered to the Secured Party under this Pledge and Security Agreement. To the extent any Spare Part has been released from the Lien of the Spare Parts Security Agreement pursuant to the express terms and conditions thereof, such Spare Part shall be deemed to be released of the Lien of this Pledge and Security Agreement without further act with respect to such Spare Part.

SECTION 7.6 No Waiver; Remedies. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.7 Section Captions. Section captions used in this Pledge and Security Agreement are for convenience of reference only, and shall not affect the construction of this Pledge and Security Agreement.

SECTION 7.8 Severability. Wherever possible each provision of this Pledge and Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law,

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but if any provision of this Pledge and Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge and Security Agreement.

SECTION 7.9 Governing Law, Entire Agreement, etc. THIS PLEDGE AND SECURITY AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Pledge and Security Agreement and the other Credit Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 7.10 Counterparts. This Pledge and Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Pledge and Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

AIRTRAN AIRWAYS, INC.,
as the Grantor

By
Name:
Title:

BANK OF UTAH, as Secured Party, not in its individual capacity but as security trustee

By
Name:
Title:

AirTran Airways, Inc
Pledge and Security Agreement

SCHEDULE I

PERMITTED COLLATERAL LIENS

1.	UCC-1 filed against AirTran Airways, Inc. in Delaware on April 8, 2005, perfecting General Electric Capital Corporation’s interest in the collateral described in the addendum attached thereto.

2.	UCC-1 filed against AirTran Airways, Inc. in Delaware on August 30, 2006, perfecting Dell Financial Services L.P.’s interest in the collateral described in the addendum attached thereto.

3.	UCC-1 filed against AirTran Holdings, Inc. in Nevada on August 27, 2001, perfecting Cisco Systems Capital Corporation’s interest in the collateral described therein and in the addendum attached thereto. UCC-3 filed by Cisco Systems Capital Corporation, continuing the original filing. UCC-3 filed by Cisco Systems Capital Corporation amending the original filing.

4.	UCC-1 filed against AirTran Holdings, Inc. in Nevada on December 17, 2002, perfecting Cisco Systems Capital Corporation’s interest in the collateral described therein and in the addendum attached thereto. UCC-3 filed by Cisco Systems Capital Corporation, continuing the original filing. UCC-3 filed by Cisco Systems Capital Corporation amending the original filing.

5.	UCC-1 filed against AirTran Holdings, Inc. in Nevada on February 16, 2005, perfecting The CIT Group/Equipment Financing, Inc.’s interest in the equipment described in the attachment thereto. UCC-3 filed by The CIT Group/Equipment Financing, Inc. amending the original filing. UCC-3 filed by The CIT Group/Equipment Financing, Inc. assigning the equipment described in the original filing to IBM Credit LLC.

6.	UCC-1 filed against AirTran Holdings, Inc. in Nevada on April 16, 2008, perfecting Dell Financial Services LLC’s interest in the collateral described therein.

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SCHEDULE II

EQUIPMENT

Computer equipment, consisting of computers, servers, printers, kiosks, cockpit trainers (B717 and B737), telecommunications equipment and software.

Ground service equipment, consisting of airstarts, tow bars, pushback tractors, tugs, belt loaders, lavatory/water carts, bag carts, jacks, ground power/jet bridge power units, heaters, de-icers, catering trucks and stairs.

Shop equipment.

Work in process (equipment not yet placed in service), consisting principally of computer items, leasehold improvement items, vehicles and ground support equipment.

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SCHEDULE III

INVENTORY

Fuel held in common storage tanks by the custodians, and at the airport locations, set forth below:

Airport Code	Note	Custodian
ATL	Inventory	Allied
BMI	Inventory	Image Air
BOS	Inventory	Swissport/BosFuel
BTV	Inventory	Atlantic Aviation
BUF	Inventory	Prior Aviation
BWI	Inventory	ASIG
CAK	Inventory	McKinley Air
CHS	Inventory	ATS
CLT	Inventory	ASIG
DCA	Inventory	Allied
DEN	Inventory	ASIG
DFW	Inventory	Allied
GPT	Inventory	Atlantic
HOU	Inventory	Servisair
IAD	Inventory	Swissport
JAX	Inventory	Signature
MCO/HPT	Inventory	ASIG
MDW Argo	Inventory	Kinder Morgan
MDW	Inventory	Skytanking
MEM	Inventory	Swissport
MCI	Inventory	Allied
MLI	Inventory	QCIA
MSP	Inventory	Servisair
PBI	Inventory	ASIG
PHF	Inventory	Atlantic Aviation
PHL	Inventory	ASIG
PIT	Inventory	ASIG
PNS	Inventory	Pensacola Av
RDU	Inventory	RDU Airport
RIC	Inventory	Aero Industries
ROC	Inventory	Landmark
RSW	Inventory	Swissport
SAN Wespac	Inventory	Wespac
SAN	Inventory	Allied
SAT	Inventory	Allied
SAV	Inventory	Delta Global
SRQ	Inventory	ASIG
STL	Inventory	Allied
SWF	Inventory	Supermarine
TPA	Inventory	ASIG

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SCHEDULE IV

FIXED ASSETS

Please see the items listed in Schedule II hereof and the items listed in the spreadsheet attached to this Schedule IV.

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SCHEDULE V

to Pledge and Security Agreement

Capital Stock	Common Stock
	Authorized Shares	Outstanding Shares	% of Shares Pledged
the Company
AirTran Airways 717 Leasing Corporation	1,000	1,000	100%

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SCHEDULE VI

to Pledge and Security Agreement

Item A.	Legal Name, Location of Chief Executive Office

AirTran Airways, Inc.

9955 Airtran Blvd.

Orlando, FL 32837

Item B.	Trade Names

NONE.

Item C.	Federal Taxpayer Identification Number

65-0440712

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SCHEDULE VII

DESIGNATED LOCATIONS

FOR SPARE PARTS

AirTran Airways Atlanta-Hartsfield International Airport Concourse C Atlanta, GA 30320	AirTran Airways, Atlanta Warehouse 2000 South Point Drive Forest Park, GA 30297

AirTran Airways 7153 Elm Road Baltimore Washington International Airport Baltimore, MD 21240	AirTran Airways DFW Airport, Terminal E Dallas, TX 75261

AirTran Airways 300 Terminal Drive Fort Lauderdale International Airport Fort Lauderdale, FL 33315	AirTran Airways Tampa International Airport Tampa Bay, FL 33607

AirTran Airways, Orlando Hangar 4170 Wiley Drive Orlando International Airport Orlando, FL 32824	AirTran Atlanta Hangar 1340 N Outer Loop Road Atlanta, GA 30337

AirTran – MCO 9000 Airport Boulevard Orlando, FL 32827	AirTran – AAR Facility 5300 NW 36th Street Building 850 Miami, FL 33122

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SCHEDULE VIII

ISDA MASTER AGREEMENTS

1. ISDA Master Agreement dated as of April 25, 2007, as amended and supplemented from time to time, by and between Morgan Stanley Capital Group, Inc. and AirTran Airways, Inc., and all Confirmations, letter agreements and other documents related thereto.

2. ISDA Master Agreement dated as of September 1, 2006, as amended and supplemented from time to time, by and between Bank of America, N.A. and AirTran Airways, Inc., and all Confirmations, letter agreements and other documents related thereto.

3. ISDA Master Agreement dated as of April 29, 2008, as amended and supplemented from time to time, by and between BP North America Petroleum, a division of BP Products North America, Inc. and AirTran Airways, Inc., and all Confirmations, letter agreements and other documents related thereto.

4. ISDA Master Agreement, as amended and supplemented from time to time, by and between Koch Supply & Trading, LP and AirTran Airways, Inc., and all Confirmations, letter agreements and other documents related thereto.

5. ISDA Master Agreement dated as of July 31, 2008, as amended and supplemented from time to time, by and between Wachovia Bank, N.A. and AirTran Airways, Inc., and all Confirmations, letter agreements and other documents related thereto.

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